EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pioneer Energy Services Corp.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Statement No. 333-204186) and Form S-8 (Registration Nos. 333-48286, 333-110569, 333-153180, 333-160415, 333-177077, 333-188722, and 333-195966) of Pioneer Energy Services Corp. of our reports dated February 17, 2016, with respect to the consolidated balance sheets of Pioneer Energy Services Corp. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Pioneer Energy Services Corp.
Our report on the consolidated financial statements refers to a change in the method of accounting for classification of deferred tax assets and liabilities.

/s/ KPMG LLP
San Antonio, Texas
February 17, 2016